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                                                                    Exhibit 99.1


                                       FOR:  Bolle Inc.

                               APPROVED BY:  Gary Kiedaisch
                                             Chief Executive Officer
                                             303-327-2200

 FOR IMMEDIATE RELEASE             CONTACT:  Investor Relations:
                                             Shannon Moody/Natasha Boyden
                                             Press: Michael McMullan/Jamie Kohn
                                             Morgen-Walke Associates
                                             212-850-5600

         BOLLE INC. FILES REGISTRATION STATEMENT WITH THE SECURITIES AND
               EXCHANGE COMMISION FOR SHAREHOLDER RIGHTS OFFERING

     DENVER, Colorado, (August 9, 1999) - Bolle Inc. (NASDAQ: BEYE) today announced that it has filed a registration statement with the Securities and Exchange Commission related to the distribution of rights to purchase Bolle common stock to its stockholders. Bolle Inc. anticipates that the rights will be issued to stockholders after effectiveness of the registration statement. The record date for determining stockholders to receive rights and the price at which the rights will be exercisable will be determined prior to effectiveness of the registration statement. The rights shall be issued only by means of a prospectus, and a registration statement for both the rights and the underlying shares was filed with the Securities and Exchange Commission today.

     Bolle Inc. (Nasdaq: BEYE), is a vertically integrated designer, manufacturer and marketer of Bolle(Registered Trademark) branded eyewear, including Bolle(Registered Trademark) premium sunglasses, goggles, and tactical and safety eyewear. Bolle Inc. is also the exclusive North American distributor of the Reusch line of winter gloves for sports. Visit the Company's website at www.bolle.com.

     Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bolle Inc.'s actual results could differ materially from those expressed or indicated by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in fashion trends, risks relating to the retail industry, use of contract manufacturing and foreign sourcing, import restrictions, competition, seasonality and other factors. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

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